Exhibit 99.1

Adaptimmune Reports First Quarter 2017 Financial Results

— Offerings in March and April raised net proceeds of $103.2 million; operations funded through to late 2019 —

— Initiated study with wholly-owned AFP SPEAR T-cells —

— Initial data from three wholly-owned assets (MAGE-A4, MAGE-A10, and AFP) in up to eight tumor indications anticipated in 2017 and 2018 —

— Updated NY-ESO data to be presented in an oral presentation at the upcoming Annual American Society of Clinical Oncology (ASCO) Meeting —

PHILADELPHIA, Pa. and OXFORD, UK., May 10, 2017 — Adaptimmune Therapeutics plc (Nasdaq: ADAP), a leader in T-cell therapy to treat cancer, today reported financial results and business updates for the quarter ended March 31, 2017.

“Adaptimmune is now funded through to late 2019, providing us with a clear runway to deliver clinical data from multiple SPEAR T-cell therapies,” commented James Noble, Adaptimmune’s Chief Executive Officer. “We have also just initiated a study with our AFP SPEAR T-cells and expect to deliver initial data from all our wholly-owned assets in 2017 and 2018, as well as data from the NY-ESO program under option to GSK. Additionally, we will be providing an update from our NY-ESO synovial sarcoma program in an oral presentation at the upcoming ASCO annual meeting.”

Recent Corporate Highlights:

•                  Completed March 2017 public offering and April 2017 registered direct offering to Matrix Capital Management Company, LP (“Matrix”), raising total net proceeds of $103.2 million;

•                  Initiated AFP SPEAR T-cell therapy study in hepatocellular carcinoma;

•                  Announced FDA acceptance of IND application for SPEAR T-cell therapy targeting MAGE-A4 in multiple solid tumors;

•                  Announced nomination by GlaxoSmithKline of second target, PRAME, under strategic multi-target collaboration;

•                  Fully enrolled Cohort 4 of a pilot study of NY-ESO SPEAR T-cells in synovial sarcoma, and expanded this cohort to include an additional five patients; a data update on all cohorts in this study will be presented in an oral presentation at the upcoming ASCO annual meeting in June;

•                  Received FDA notification of permission to proceed with new cell manufacturing process for NY-ESO phase I/II studies, and this process is being used for clinical manufacture; and

•                  Announced that Dr. Helen Tayton-Martin had assumed new role of Chief Business Officer, and that William Bertrand had joined Adaptimmune as Chief Operating Officer.

Financial Results for the Three Months ended March 31, 2017

•                  Cash / liquidity position: As of March 31, 2017, Adaptimmune had $170.6 million of cash and cash equivalents and $33.1 million of short-term deposits representing a total liquidity position(1) of $203.7 million. This position is after inclusion of net proceeds from the March 2017 public offering ($61.4 million), but prior to inclusion of net proceeds from the April 2017 registered direct offering to Matrix ($41.8 million).

(1)  Total liquidity position is a non GAAP financial measure, which is explained and reconciled to the most directly comparable financial measures prepared in accordance with GAAP below.

•                  Revenue: Revenue represents the upfront and milestone payments, which are recognized over the period the Company delivers services to GSK. Revenue for the three months ended March 31, 2017 was $2.9 million, which was consistent with the same period of 2016.

•                  Research and development (“R&D”) expenses: R&D expenses for the three months ended March 31, 2017 were $18.6 million, compared to $14.5 million for the same period of 2016. The increase was primarily due to increased costs associated with ongoing clinical trials of the Company’s NY-ESO and MAGE-A10 SPEAR T-cell therapies; preparation for studies with the Company’s SPEAR T-cell therapy targeting AFP and MAGE-A4; costs of developing manufacturing capability in the Company’s U.S. facility and increased personnel expenses.

•                  General and administrative (“G&A”) expenses: G&A expenses for the three months ended March 31, 2017 were $6.5 million, compared to $5.3 million for the same period of 2016. The increase was primarily due to increased personnel costs.

•                  Net loss: Net loss attributable to holders of the Company’s ordinary shares for the three months ended March 31, 2017 was $21.8 million $(0.05) per ordinary share or $(0.30) per American Depositary Share (“ADS”) compared to $15.6 million $(0.04) per ordinary share or $(0.22) per ADS in the same period of 2016.

Financial Guidance

As of March 31, 2017, Adaptimmune had $170.6 million of cash and cash equivalents, and $33.1 million of short-term deposits representing a total liquidity position(2) of $203.7 million. The Company believes that this position, combined with the net proceeds from the April 10, 2017 registered direct offering of $41.8 million, will fund the Company’s current operating plan through to late 2019.

Conference Call Information

The Company will host a live teleconference and webcast to provide an overview of its financial results and a business update at 8:00 a.m. EST (1:00 p.m. BST) today, May 10, 2017. The live webcast of the conference call will be available via the events page of Adaptimmune’s corporate website at www.adaptimmune.com. An archive will be available after the call at the same address. To participate in the live conference call, if preferred, please dial (877) 280-1254 (U.S.) or +44 (0)20 3427 1911 or 0800 279 5004 (U.K.). After placing the call, please ask to be joined into the Adaptimmune conference call and provide the confirmation code (4642775).

About Adaptimmune

Adaptimmune is a clinical-stage biopharmaceutical company focused on the development of novel cancer immunotherapy products. The Company’s unique SPEAR (Specific Peptide Enhanced Affinity Receptor) T-cell platform enables the engineering of T-cells to target and destroy cancer, including solid tumors. Adaptimmune has a number of proprietary clinical programs, and is also developing its NY-ESO SPEAR T-cell program under a strategic collaboration and licensing agreement with GlaxoSmithKline. The Company is located in Philadelphia, USA and Oxfordshire, U.K. For more information, please visit http://www.adaptimmune.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product

(2)  Total liquidity position is a non GAAP financial measure, which is explained and reconciled to the most directly comparable financial measures prepared in accordance with GAAP below.

development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 13, 2017, and our other SEC filings. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Total Liquidity Position (a non-GAAP financial measure)

Total liquidity position (a non-GAAP financial measure) is defined as cash and cash equivalents plus short-term deposits. Each of these components appears in the Consolidated Balance Sheet. The U.S. GAAP financial measure most directly comparable to total liquidity position is cash and cash equivalents as reported in the Consolidated Financial Statements.

(in thousands) (unaudited)	March 31, 2017	December 31, 2016

Cash and cash equivalents	$170,559	$158,779
Short-term deposits	33,114	22,694
Total Liquidity Position	$203,673	$181,473

This position is after inclusion of net proceeds from the March 2017 public offering ($61.4 million), but prior to inclusion of net proceeds from the April 2017 registered direct offering to Matrix ($41.8 million).

The Company believes that the presentation of total liquidity position provides useful information to investors because management reviews total liquidity position as part of its management of overall liquidity, financial flexibility, capital structure and leverage.

Adaptimmune Contacts

Investor Relations
Juli P. Miller, Ph.D.
T: (215) 825-9310
E: juli.miller@adaptimmune.com

Media Relations
Margaret Henry
T: +44 (0)1235 430036
Cell: +44 (0)7710 304249
E: margaret.henry@adaptimmune.com

Condensed Consolidated Statement of Operations

(unaudited, in thousands, except per share data)

	Three months ended March 31,
	2017	2016

Revenue	$2,857	$2,918

Research and development(1)	(18,615)	(14,476)
General and administrative(1)	(6,463)	(5,267)
Total operating expenses	(25,078)	(19,743)
Operating loss	(22,221)	(16,825)
Interest income	240	259
Other income, net	430	1,049
Loss before income taxes	(21,551)	(15,517)
Income taxes	(231)	(59)
Net loss attributable to ordinary shareholders	$(21,782)	$(15,576)

Net loss per ordinary share basic and diluted	$(0.05)	$(0.04)

Weighted average shares outstanding, basic and diluted(2)	428,961,818	424,711,900

(1) Certain costs have been reclassified in prior periods to conform to the current period presentation.  The net effect is to reduce G&A and increase R&D by $588,000 in the three months ended March 31, 2016.

(2) The effect of 67,828,170 and 44,159,031 share options, which are potentially dilutive equity instruments, have been excluded from the diluted loss per share calculation for the three months ended March 31, 2017 and 2016, respectively, because they would have an antidilutive effect on the loss per share for the period.

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	March 31, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$170,559	$158,779
Short-term deposits	33,114	22,694
Accounts receivable, net of allowance for doubtful accounts of $- and $-	107	1,480
Other current assets and prepaid expenses (including current portion of clinical materials)	19,152	15,798
Total current assets	222,932	198,751

Restricted cash	4,049	4,017
Clinical materials	2,597	2,580
Property, plant and equipment, net	35,092	27,899
Intangibles, net	1,310	1,268

Total assets	$265,980	$234,515

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$5,177	$11,350
Accrued expenses and other accrued liabilities	15,110	17,528
Deferred revenue	11,625	11,392
Total current liabilities	31,912	40,270

Deferred revenue, non-current	22,394	24,962
Other liabilities, non-current	3,348	3,141
Total liabilities	57,654	68,373

Stockholders’ equity
Common stock - Ordinary shares par value £0.001, 574,711,900 authorized and 518,976,430 issued and outstanding (2016: 574,711,900 authorized and 424,775,092 issued and outstanding)	801	683
Additional paid in capital	405,165	341,200
Accumulated other comprehensive loss	(14,366)	(14,249)
Accumulated deficit	(183,274)	(161,492)
Total stockholders’ equity	208,326	166,142

Total liabilities and stockholders’ equity	$265,980	$234,515

Condensed Consolidated Cash Flow Statement

(unaudited, in thousands)

	Three months ended March 31,
	2017	2016
Cash flows from operating activities
Net loss	$(21,782)	$(15,576)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	986	707
Amortization	60	38
Share-based compensation expense	2,686	2,074
Unrealized foreign exchange gains	(52)	(1,608)
Changes in operating assets and liabilities:
Increase in receivables and other operating assets	(1,813)	(489)
(Increase) decrease in non-current operating assets	(17)	1,835
Decrease in payables and deferred revenue	(8,507)	(5,660)
Net cash used in operating activities	(28,439)	(18,679)

Cash flows from investing activities
Acquisition of property, plant and equipment	(12,249)	(1,708)
Acquisition of intangibles	(242)	(861)
Maturity of short-term deposits	7,854	7,993
Investment in short-term deposits	(18,000)	(15,988)
Net cash used in investing activities	(22,637)	(10,564)

Cash flows from financing activities
Proceeds from issuance of common stock in public offering, net of issue costs of $4,544	61,397	—
Net cash provided by financing activities	61,397	—

Effect of currency exchange rate changes on cash and cash equivalents	1,491	(1,349)
Net increase (decrease) in cash and cash equivalents	11,812	(30,592)
Cash, cash equivalents and restricted cash at start of period	162,796	198,771
Cash, cash equivalents and restricted cash at end of period	$174,608	168,179